UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

Nova LifeStyle, Inc. (the “Company”) held a special meeting of stockholders on May 22, 2025 (the “Special Meeting”).

At the Special Meeting, the Company’s stockholders approved the following proposal set forth in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on April 25, 2025. The following is a tabulation of the voting on the proposal presented at the Special Meeting:

Proposal No.1 — to approve of the issuance of (i) our common stock, in one or more offerings, where the maximum discount at which our common stock will be offered will be equivalent to a discount of 50% below the closing price of our common stock on the date prior to the closing of each offering; and (ii) warrants to purchase shares of our common stock and shares of our common stock issuable upon exercise thereof, in one or more offerings, where the maximum discount at which our common stock will be offered will be equivalent to a discount of 40% below the closing price of our common stock on the date prior to the closing of each offering. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,445,338	16,802	1,952	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: May 27, 2025